CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #81 & 82 to the Registration Statement on Form N-1A of Tidal ETF Trust and to the use of our report dated October 28, 2021 on the financial statements and financial highlights of Adasina Social Justice All Cap Global ETF, a series of Tidal ETF Trust. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2021